UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
December 2, 2015

EASTMAN CHEMICAL COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-12626	62-1539359
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 South Wilcox Drive, Kingsport, TN	37662
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code: (423) 229-2000

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e) - Compensatory Arrangements of Certain Officers

2016 Unit Performance Plan Corporate Performance Measures and Named Executive Officer Target Variable Pay Opportunities

On December 2, 2015 the Compensation and Management Development Committee (the “Compensation Committee”) of the Board of Directors of Eastman Chemical Company (the “Company”) approved the corporate performance measures, eligible employees (including the executive officers), and target variable pay opportunities for the 2016 Unit Performance Plan (the "UPP"). The UPP is filed as Exhibit 10.12 to the Company's Annual Report on Form 10-K for the year ended December 31, 2012 and is described in the Company's 2015 Annual Meeting Proxy Statement under “Executive Compensation - Compensation Discussion and Analysis - Elements of our Executive Compensation - Annual Cash Compensation - Base Pay and Incentive Pay - Annual Incentive Pay - Unit Performance Plan”.

For 2016, UPP corporate performance will be measured (i) 75% by GAAP earnings from operations, adjusted by the Committee to exclude non-core and any non-recurring items (typically the same non-core or non-recurring items as those excluded from operating earnings in the non-GAAP financial measures disclosed by the Company in its public financial results disclosures) (“adjusted EFO”) and (ii) 25% by “free cash flow”, defined as GAAP cash provided by operating activities less GAAP cash used in additions to properties and equipment, subject to adjustment by the Committee for any unusual items distortive of free cash flow. The target 2016 adjusted EFO and free cash flow and corresponding target UPP payout pool amount will correspond to the Company's adjusted EFO and free cash flow targets under the annual business plan for 2016 as approved by the Board of Directors. The Compensation Committee will approve the 2016 UPP cash payout pool amount in early 2017 based upon actual adjusted EFO and free cash flow compared to the pre-set adjusted EFO and free cash flow targets.

The portion of the UPP award pool allocated to the executive officers will be determined by aggregating their individual target variable pay amounts multiplied by a "performance factor" corresponding to their overall performance compared to pre-established organizational and personal performance objectives. For 2016, the target variable pay for performance that meets the pre-established objectives under the UPP (expressed as a percentage of annual base salary) for the executive officers for whom executive compensation disclosure is provided in the Company's 2015 Annual Meeting Proxy Statement (the “named executive officers”) will be 130% for Chief Executive Officer Mark J. Costa, 100% for Chief Operating Officer Ronald C. Lindsay, 90% for Executive Vice President and Chief Financial Officer Curtis E. Espeland, 85% for Executive Vice President Brad A. Lich, and 70% for Senior Vice President, Chief Legal Officer and Corporate Secretary David A. Golden. The Compensation Committee may consider changing target executive UPP compensation for 2016 based upon comparable pay for similar jobs at identified peer and other companies and for any executives who change responsibilities or positions during 2016.

At the end of 2016, in connection with the determination of the amount of the total UPP award pool available to the executive officers, the Chief Executive Officer will assess the other executives' individual performance against pre-established goals and expectations and recommend to the Compensation Committee the amounts of the individual payouts from the portion of the total UPP award pool allocated to the executive officers. Based on the Chief Executive Officer's assessment, the Compensation Committee will consider UPP payouts to the executive officers for 2016 in early 2017. The Compensation Committee will review the CEO's performance against his individual financial, organizational, and strategic objectives and determine his payout for 2016 in early 2017. The UPP payouts, if any, to the CEO and other executive officers for 2016 will be disclosed in the Company's Proxy Statement for its 2017 Annual Meeting of Stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTMAN CHEMICAL COMPANY
	By:	/s/ Brian L. Henry
	Name:	Brian L. Henry
	Title:	Senior Securities - Governance Counsel and Assistant Secretary
Date: December 8, 2015